LIMITED POWER OF ATTORNEY


THE UNDERSIGNED, Eileen P. Rominger, hereby constitutes and appoints, with full power of substitution, the Chief Executive Officer, the Chairman, Secretary or Assistant Secretary of the Corporation of
T. Rowe Price Group, Inc. (the "Corporation"), the true and lawful attorney-in-fact of the undersigned, with full power and authority in the name of and for and on behalf of the undersigned to execute and file:
1. any Form 3, Form 4 or Form 5, any amendments thereto and any other form or report for the purpose of reporting securities transactions to the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended;
2. one or more Forms 144, or amendments to Form 144, relating to any sales orders, orally or electronically, of securities of the Corporation to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended; and
3. any and all instruments necessary or incidental to any action listed above, including communications to the Securities and Exchange Commission, The Nasdaq Stock Market and state securities law authorities.
This Power of Attorney is made under, and shall be governed pursuant to, the laws of the State of Maryland.


Date:11/3/2021
/s/Eileen P. Rominger